                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2002 relating to the financial statements and financial statement schedules, which appears in Commonwealth Telephone Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/   PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania


March 26, 2002